Exhibit 21.1
LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of December 31, 2025)

Subsidiary	Jurisdiction	Assumed Names

U.S. Entities
A&A Auto Parts Stores, Inc.	Pennsylvania
Assured Quality Testing Services, LLC	Delaware
Automotive Calibration & Technology Services, LLC	Delaware
AutoTech Fund I L.P. (8.25% stake)	Delaware
AutoTech Fund II L.P. (6.66% stake)	Delaware
AutoTech Fund III L.P. (8.55% stake)	Delaware
Central Basin Insurance Company	Tennessee
DriverFx.com, Inc.	Delaware
Global Powertrain Systems, LLC	Delaware
KAIR IL, LLC	Illinois
KAO Logistics, Inc	Pennsylvania
KAO Warehouse, Inc.	Delaware
Keystone Automotive Industries, Inc.	California	Transwheel; Chrome Enhancements; Elitek Vehicle Services; Green Bean Battery; Auto Data Labels; All Factory Wheels; Wheel Fix It; Auto Parts Outlet
Keystone Automotive Operations, Inc.	Pennsylvania	NTP-Stag
Keystone Automotive Operations of Canada, Inc.	Delaware
KPGW Canadian Holdco, LLC	Delaware
Lakefront Capital Holdings, LLC	California
LKQ Auto Parts of Central California, Inc.	California
LKQ Best Automotive Corp.	Delaware	LKQ Auto Parts of South Texas; LKQ International Sales; LKQ Pick Your Part; LKQ Auto Parts of Central Texas
LKQ Central, Inc.	Delaware	LKQ of NW Arkansas; Mabry Auto Salvage
LKQ Delaware LP	Delaware
LKQ Foster Auto Parts, Inc.	Oregon	LKQ Barger Auto Parts; LKQ KC Truck Parts-Inland Empire; LKQ KC Truck Parts-Western Washington; LKQ of Eastern Idaho; LKQ Heavy Truck
LKQ Investments, Inc.	Delaware
LKQ Lakenor Auto & Truck Salvage, Inc.	California
LKQ Midwest, Inc.	Delaware	LKQ Smart Parts; LKQ Heavy Truck
LKQ Northeast, Inc.	Delaware	LKQ Thruway Auto Parts; LKQ Venice Auto Parts; LKQ Triple Nickel Trucks; Ernie's Auto Enterprises; LKQ Heavy Truck
LKQ Receivables Finance Company, LLC	Delaware
LKQ Southeast, Inc.	Delaware	LKQ Fort Myers; LKQ Gulf Coast; LKQ Pick Your Part; LKQ Melbourne; LKQ North Florida; LKQ West Florida; LKQ Heavy Truck Jackson; LKQ Crystal River; LKQ Heavy Truck; LKQ Service Center of Crystal River; LKQ Jackson
LKQ Taiwan Holding Company	Illinois
LKQ Trading Company	Delaware
Motorhomey, L.P. (54.75% stake)	Delaware
North American ATK Corporation	California

Subsidiary	Jurisdiction	Assumed Names
Princeton Nuenergy Inc. (6.16% stake)	Delaware
Redding Auto Center, Inc.	California	LKQ Auto Sales of Rancho Cordova; LKQ Auto Parts of Northern California
RSI SmartCap North America, Inc.	Delaware
Rydell Motor Company, LLC (1% stake)	Iowa
Uni-Select USA LLC	Delaware
Warn Industries, Inc.	Delaware	Fab Fours; Fabtech Motorsports

Subsidiary	Jurisdiction	Assumed Names

Foreign Entities
1323352 Alberta ULC	Alberta
1323410 Alberta ULC	Alberta
9331972 Canada Inc.	Canada (Federal)
9556-2906 Québec Inc.	Quebec
All Parts Automotive Limited	Ontario
Aquafax Limited	England & Wales
Arleigh Group Limited	England & Wales
Arleigh International Limited	England & Wales
ATK Canada Inc.	Canada (Federal)
ATR International AG (20% subsidiary of Auto-Teile-Ring)	Germany
Atracco AB	Sweden
ATRACCO AS	Norway
Atracco Auto AB	Sweden
Atracco Group AB	Sweden
Auto Kelly Bulgaria EOOD	Bulgaria
Auto-Teile-Ring-GmbH (37.5% stake)	Germany
Bols Motoren B.V.	Netherlands
Car Parts 4 Less Limited	England & Wales
Car Systems B.V.	Netherlands
Cedar EV Holdings Limited (60% stake)	England & Wales
Commercial Parts UK Holdco Limited	England & Wales
Digraph Transport Supplies Limited	England & Wales
Digraph Transport Supplies (Telford) Limited	England & Wales
Distribution Gilbert Ltée/Gilbert Supply Ltd.	Quebec
Distribuidora Hermanos Copher Internacional, SA	Guatemala
Du-So Pièces d’auto Inc.	Quebec
Elit Group GmbH	Switzerland
Elit Kar OOD (20% stake)	Bulgaria
ELIT ROMANIA Piese Auto Originale S.R.L.	Romania
ELIT-UKRAINE LLC	Ukraine
Emotive B.V.	Netherlands
Emotive FR SAS	France
EMOTIVE GmbH	Switzerland
Emotive Iberia S.L.	Spain
ERA S.r.l.	Italy
Euro Car Parts Limited	England & Wales
Fource Automotive B.V.	Netherlands
Heuts Beheer B.V.	Netherlands
HF Services B.V.	Netherlands
HF Services BV (Van Heck Interpieces NV 99.9% share & Fource Holding B.V. 0.1%)	Belgium
HF Services SAS	France

Subsidiary	Jurisdiction	Assumed Names
In2 Developments Limited	England & Wales
inSiamo S.c.a.r.l. (32.07% stake)	Italy
IPAR Industrial Partners B.V.	Netherlands
Karkraft (N.I.) Limited	Northern Ireland
Keystone Automotive de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
Keystone Automotive Industries ON, Inc.	Canada (Federal)
LÁNG Kft.	Hungary
Leaseservice Partner B.V.	Netherlands
LKQ (Shanghai) Auto Parts Co., Ltd.	China
LKQ Belgium BV	Belgium
LKQ Benelux-France Holding B.V.	Netherlands
LKQ Benelux-France Services B.V.	Netherlands
LKQ Canada Auto Parts Inc.	Canada (Federal)
LKQ CZ s.r.o.	Czech Republic
LKQ (Distribution Ireland) Limited	Ireland
LKQ Dutch Bond B.V.	Netherlands
LKQ Electric Limited	England & Wales
LKQ Europe GmbH	Switzerland
LKQ European Holdings B.V.	Netherlands
LKQ European Services B.V.	Netherlands
LKQ France SAS	France
LKQ German Holdings GmbH	Germany
LKQ Group (UK) Limted	England & Wales
LKQ India Private Limited	India
LKQ Italia S.r.l.	Italy
LKQ Netherlands B.V.	Netherlands
LKQ Netherlands Wholesale B.V.	Netherlands
LKQ North-West Europe B.V.	Netherlands
LKQ Ontario LP	Ontario
LKQ Polska Sp. z o.o.	Poland
LKQ SK s.r.o.	Slovakia
LKQ SYNETIQ Limited	England & Wales
M.P.M. International Oil Company B.V.	Netherlands
M.R.T. Polska Sp z.o.o.	Poland
Märkesdemo AB (37.92% stake)	Sweden
Mätorit Data Aktiebolag	Sweden
MEKO AB (26.5% stake)	Sweden
Motorparts S.r.l.	Italy
MRT-Engines B.V.	Netherlands
Neimcke AT GmbH & Co. KG (subsidiary of Neimke GmbH & Co. KG)	Austria
Neimcke AT Verwaltungs GmbH (subsidiary of Neimke GmbH & Co. KG)	Austria

Subsidiary	Jurisdiction	Assumed Names
Neimcke Geschaftsfuhrungs-und Verwaltungs GmbH (74% stake)	Germany
Neimcke GmbH & Co. KG (74% stake)	Germany
Neimcke Holding GmbH (subsidiary of Neimke GmbH & Co. KG)	Germany
NTP/Stag Canada Inc.	Canada (Federal)
OPTIMAL Automotive GmbH	Germany
Optimal Istanbul Yedek Parca Otomotiv Sanayi Ve Ticaret Ltd. (95% subsidiary of Optimal AG & Co. KG)	Turkey
Optimal Otomotiv Dis Ticaret Ltd. (subsidiary of Optimal AG & Co. KG)	Turkey
Örebro Bildemontering Aktiebolag	Sweden
Partslife GmbH (2.27% subsidiary of PV Automotive GmbH)	Germany
Pièces d’auto Alder Ltée/Alder Auto Parts Ltd.	Quebec
Pika Autoteile GmbH	Germany
Plastique Royal Inc.	Quebec
PV Automotive GmbH	Germany
PV Technik GmbH (subsidiary of PV Automotive GmbH)	Germany
Recopart AB	Sweden
Rhenoy Onderdelen B.V.	Netherlands
Rhiag - Inter Auto Parts Italia S.r.l.	Italy
Rhiag Group GmbH	Switzerland
Stahlgruber - B.M. S.r.l.	Italy
Stahlgruber Beteilligungsgesellschaft mbH	Germany
Stahlgruber Gesellschaft m.b.H.	Austria
Stahlgruber GmbH	Germany
Stahlgruber Holding GmbH	Germany
Stahlgruber trgovina d.o.o. (51% stake)	Croatia
Stichting AutoFirst Nederland	Netherlands
Uni-Select Inc.	Quebec
Upplands bildemontering AB	Sweden
Vakgarage Franchise B.V.	Netherlands
Vakgarage Projekten B.V.	Netherlands
Van Heck Interpieces B.V.	Belgium
Vanesch Verf Nederland B.V.	Netherlands
VEGE COM S.A.R.L. (subsidiary of VEGE Moteurs S.A.)	Tunisia
Vége de Mexico S.A. de C.V.	Mexico
VEGE Moteurs S.U.A.R.L.	Tunisia
Vege-Motodis S.A. de C.V.	Mexico
Verfhandel Willy Pijnenborg B.V.	Netherlands
WJCM de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico